                                                                    EXHIBIT 10.1

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         This THIRD AMENDMENT TO CREDIT AGREEMENT dated as of March 19, 2001(this "AMENDMENT"), among RUBIO'S RESTAURANTS, INC AND RUBIO'S RESTAURANTS OF NEVADA (collectively the "BORROWERS") and FLEET NATIONAL BANK formerly known as BANKBOSTON, N.A., (the "Bank").

         WHEREAS, pursuant to the Credit Agreement (as defined below), the Bank has agreed to make Revolving Credit Loans to the Borrower as provided in the Credit Agreement (as defined below);

         WHEREAS, the Borrower and the Bank wish to revise certain provisions of the Credit Agreement as provided below, eliminating certain covenants , changing other covenants, making certain other changes to the Credit Agreement, and permitting the Borrower to engage in a Secondary Offering, as defined below.

         NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1)   REFERENCE TO CREDIT AGREEMENT.

         Reference is made to the Revolving Credit and Term Loan Agreement dated as of May 13, 1998 (as the same may be amended and restated from time to time, the "CREDIT AGREEMENT") between the Borrower and the Bank. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2)   AMENDMENTS.

     The Borrower and the Bank agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

       a)  The following is added to Section 1 of the Credit Agreement:

         "MINIMUM REVOLVER INCURRENCE TEST" means the minimum Consolidated EBITDA of the Borrower as set forth in Section 6.9(b) required prior to making Loans hereunder.

         "SECONDARY OFFERING" means an offering of equity to investors that does not include the raising of capital through debt, nor the granting of liens or security interests in Borrower's assets to such investors.


       b)  The following is hereby substituted for Section 2.1 (a) of the Credit
           Agreement:


                  2.1           REVOLVING CREDIT COMMITMENTS.

                  (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth herein, including without limitation a certificate from a Senior Officer stating that the Borrower is in compliance with
         Section 6.9 (b), the Bank agrees to make Revolving Credit Loans to the


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         Borrower from time to time during the Revolving Credit Availability
         Period in an aggregate principal amount that will not result in the aggregate of all Revolving Credit Loans plus Letters of Credit issued and outstanding to exceed the Revolving Credit Commitment. Notwithstanding the forgoing, the Bank shall not make any Revolving Credit Loan which does not comply with the use of proceeds set forth in
         Section 5.10 of this Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans until maturity. The Revolving Credit Loans shall be evidenced by a Amended and Restated Revolving Credit Note in the form appended hereto as EXHIBIT A.

         c) Section 2.8 (a) of the Credit Agreement is amended in its entirety to read as follows:

                  (a) The Borrower agrees to pay to the Bank on the daily average unused amount of the respective Revolving Credit Commitment, during each fiscal quarter commencing on the date hereof an unused commitment fee equal to .500% per annum in any fiscal quarter in which Consolidated EBITDA does not equal or exceed $6,500,000 and .375% in each quarter in which Consolidated EBITDA equals or exceeds $6,500,000. Such unused commitment fee as may accrue from and after the date hereof shall be payable in arrears on each Quarterly Date commencing on the first such date occurring after the date hereof. All unused commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         d) Section 6.5 of the Credit Agreement is amended in its entirety to read as follows:

         6.5      INVESTMENTS

                  The Borrower will not make or permit to remain outstanding any Investment, except:

                  (i)      Permitted New Restaurants;

                  (ii)     Permitted Investments;

                  (iii) Checking and deposit accounts with banks used in the ordinary course of business; and

                  (iv) an account receivable not to exceed $300,000 in the aggregate due from Ralph Rubio and arising solely from amounts related to the development and implementation of the opening and operating a not-for-profit Restaurant for training high school students in restaurant management and operations and further providing for a long term payout of such account receivable.




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         e)       Section 6.8 of the Credit Agreement is amended in its entirety to read as follows:

                  6.8 DISTRIBUTIONS. The Borrower shall not issue additional shares of any class except as provided ins SCHEDULE 6.8 hereof, provided that Borrower may consummate the Secondary Offering.


         f) Section 6.9 of the Credit Agreement is amended in its entirety to read as follows:

                  6.9 CERTAIN FINANCIAL COVENANTS. All of the following covenants shall be measured at the end of each fiscal quarter of the Borrower, based on the four immediately preceding fiscal quarters of the Borrower, except as otherwise set forth below.

                  (a) FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the ratio of Consolidated Cash Flow Plus Rental Expense on the last day of each fiscal quarter for the four quarters then ended to Consolidated Financial Obligations plus Rental Expense to be at the end of:

                           At the end of the fourth fiscal quarter ending in fiscal year 2000 and at the end of each fiscal quarter of fiscal year 2001, to be less than 1.35 to 1.00

                           At the end of each fiscal quarter ending in fiscal year 2002 and thereafter to be less than 1.30 to 1.00

                  (b) REVOLVING INCURRENCE TEST: The Bank shall not advance any additional Loan during any of the periods set forth below unless a Senior Officer can certify at the time the Loan is requested that the Consolidated EBITDA equals or exceeds the following minimums:

---------------------------------------------- ------------------------------------------------------
Period                                         Minimum Consolidated EBITDA
---------------------------------------------- ------------------------------------------------------
First Fiscal Quarter of Fiscal Year 2001 for   $5,600,000
the four fiscal quarter then ended
---------------------------------------------- ------------------------------------------------------
Second  Fiscal  Quarter  of Fiscal  Year 2001  $5,900,000
for the four fiscal quarter then ended
---------------------------------------------- ------------------------------------------------------
Third Fiscal Quarter of Fiscal Year 2001 and   $6,500,000
each Fiscal Quarter thereafter for the four
fiscal quarters then ended.
---------------------------------------------- ------------------------------------------------------

                  (c) MAXIMUM TOTAL LEVERAGE RATIO. The ratio of Consolidated Funded Indebtedness to Consolidated EBITDA shall not exceed 2.25:1.00 for each quarter starting October, 2000 and thereafter.

                  (d) CAPITAL EXPENDITURES. The Borrower shall not incur Capital Expenditures in any fiscal year commencing with fiscal year 2001 which exceed: $12,000,000; provided that the Borrower shall not build any additional stores unless the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA does not exceed 1.25 to 1.00 and on a pro forma basis will not exceed 1.25 to 1.00 after such capital


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                  expenditure. Up to 50% of the total amount of Capital
                  Expenditures permitted hereunder which is not used in any fiscal year may be carried forward to the next fiscal year, but not thereafter.

                  (e) MINIMUM EBITDA. The Borrower shall have minimum Consolidated EBITDA at the end of each fiscal period as follows:

         Fiscal Period                                              Minimum EBITDA
         -------------                                              --------------
         Fourth Fiscal Quarter of Fiscal Year 2000                  $5,000,000
         for the four fiscal quarters then ended.

         First Fiscal Quarter of Fiscal Year 2001 for the           $5,000,000
         four fiscal quarters then ended.

         Second Fiscal Quarter of Fiscal Year 2001 for the          $5,500,000
         four fiscal quarters then ended.

         Third Fiscal Quarter of Fiscal Year 2001 for the           $6,500,000
         four fiscal quarters then ended. and at the end of
         each fiscal quarter thereafter for the four fiscal
         quarters then ended.

g)       Section 8.1 is amended in its entirety to read as follows:

                  8.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to Joseph Stein, Rubio's Restaurants, Inc. 1902 Wright Place, Suite 300 Carlsbad, CA 92008, fax number (760) 929-8203 with a copy to Ira Fils 1902 Wright Place, Suite 300 Carlsbad, CA 92008.

                  (b) if to the Bank, to Fleet National Bank, 100 Federal Street, Mail Code MA DE 10008H, Boston, Massachusetts 02110, Attention:
         Thomas P. Tansi, Director (Fax No. (617) 434-0637), with a copy to Pepe & Hazard LLP, 150 Federal Street, Boston, Massachusetts 02110,
         Attention: Richard S. Rosenstein, Esq. (Fax No. 617-695-9090).

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


3) AFFIRMATION OF SECURITY AGREEMENTS AND INTELLECTUAL PROPERTY SECURITY AGREEMENTS.


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     a)  The Borrowers affirm that the Security Agreements (as defined in the
         Credit Agreement) remain in full force and effect and secure all of the Obligations either current or future due to the Bank.

     b) The Borrower has delivered this date revised Perfection Certificates for each of them, which are true and correct.

     c) The Borrowers affirm that the Intellectual Property Security Agreements (as defined in the Credit Agreement) remain in full force and effect and secure all of the Obligations either current or future due to the Bank.

     d) The Borrowers have delivered this date revised Schedules for the Intellectual Property Security Agreement, which are true and correct.

4)   NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC.

         The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in th the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment of Schedules presented herewith; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

5)   CONDITIONS TO THIS AMENDMENT.

         This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied:

     a) COUNTERPARTS OF AGREEMENT. The Bank shall have received from each party hereto a counterpart of this Agreement signed on behalf of such.

     b) CORPORATE MATTERS. The Bank shall have received such documents and certificates as the Bank may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Bank and its counsel.

     c) PERFECTION CERTIFICATES. The Borrower has delivered to the Bank updated Perfection Certificate

     d) FEES AND EXPENSES. The Bank shall have received all fees and other amounts due and payable at or prior to the Closing Date, including, all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including reasonable attorneys' fees and costs).

     e) Projections. The Bank has received for the current fiscal year an annual operating budget for the Borrower for each fiscal quarter in the current fiscal year, together with supporting


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         assumptions which were reasonable when made, as at the end of each fiscal month or year, as applicable, all prepared in good faith in reasonable detail and consistent with the Borrower's past practices in preparing projections and otherwise reasonably satisfactory in scope to the Bank and certified by the Chief Financial Officer of the Borrower;

     f) OTHER DOCUMENTS. The Bank shall have received such other documents as the Bank and its counsel shall have reasonably requested.

6)   MISCELLANEOUS.

     a) Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

     b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

     c) This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.


                                       RUBIO'S RESTAURANTS, INC.


                                       By_____________________________________
                                         Name: Ralph Rubio
                                         Title: President


                                       RUBIO'S RESTAURANTS OF NEVADA, INC.

                                       By_____________________________________
                                         Name: Ted Frumkin
                                         Title: President


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                                       FLEET NATIONAL BANK formerly known
                                       as BankBoston, N.A.


                                       By_____________________________________
                                         Name: Thomas Tansi
                                         Title: Director




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